 Exhibit 99.1

PHARMA-BIO SERV, INC.
DECLARES CASH DIVIDEND

DORADO, PUERTO RICO / ACCESSWIRE / October 4, 2018 / Pharma-Bio Serv, Inc. (Pharma-Bio Serv or the Company) (OTCQB: PBSV), today announced that its Board of Directors has declared a cash dividend of $0.075 per share. The dividend is payable on October 26, 2018 to shareholders of record at the close of business on October 15, 2018.

The Board will continue to evaluate the Company’s strategic plan, which might include future acquisitions, sales of business units, dividends or any combination of these opportunities while continuing our stock repurchase plan.

"We are pleased with the financial condition of our company and the recent successful sale of substantially all the assets of our laboratory business. We are delighted to provide a dividend to our many longtime and loyal shareholders," said Victor Sanchez, CEO of Pharma-Bio Serv, Inc

The recent US Federal Tax Reform imposed on the Company a onetime prepayment tax applicable to our existing non-US subsidiaries undistributed earnings (the “E&Ps”.) The impact of this legislation was a significantly lower tax rate and provided the opportunity to repatriate E&Ps to the Company.  As a result, certain of our existing non-US subsidiaries will repatriate monies to the Company to provide funds for the cash dividend.

About Pharma-Bio Serv, Inc.

Pharma-Bio Serv is a compliance, project management, and technology transfer support consulting firm, headquartered in Puerto Rico, with operations in the U.S., Ireland, and Spain. Pharma-Bio Serv's core business is FDA and other international regulatory compliance agency related services. The Company's global team includes leading engineering and life science professionals, quality assurance managers and directors.

Forward-Looking Statements

This news release contains "forward-looking statements" within the meaning of the U.S. federal securities laws, which statements may include information regarding the plans, intentions, expectations, future financial performance, or future operating performance of Pharma-Bio Serv. Forward-looking statements are based on the expectations, estimates, or projections of management as of the date of this news release. Although Pharma-Bio Serv's management believes these expectations, estimates, or projections to be reasonable as of the date of this news release, forward-looking statements are inherently subject to significant business risks, economic and competitive uncertainties, or other contingencies, which could cause its actual results or performance to differ materially from what may be expressed or implied in the forward-looking statements. Important factors that could cause Pharma-Bio Serv's actual results or performance to differ materially from the forward-looking statements include those set forth in the "Risk Factors" section of Pharma-Bio Serv's Annual Report on Form 10-K for the year ended October 31, 2017, and in its other filings with the Securities and Exchange Commission, which filings are available on www.sec.gov. Pharma-Bio Serv disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Company Contact:

Pedro J. Lasanta
Chief Financial Officer
787 278 2709

SOURCE: Pharma-Bio Serv, Inc.